UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Haynes International Limited (“Haynes UK”), a wholly-owned subsidiary of Haynes International, Inc. based in the United Kingdom, and Burdale Financial Limited (“Burdale”) entered into a Supplemental Agreement (the “Supplement Agreement”) with an effective date of April 30, 2007, which amended certain terms of the Facility Agreement between Haynes UK and Burdale dated April 2, 2004. Specifically, the Supplemental Agreement extended the maturity date of the UK revolving credit facility to April 2, 2008, reduced the margin included in the interest rate from 3% per year to 2.25% per year, and reduced the commitment fee on the daily undrawn and/or unutilised balance of the facility limit from 0.375% to 0.25%.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	10.1	Supplemental Agreement by and between Haynes International Limited and Burdale Financial Limited, effective as of April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: May 2, 2007	By:	/s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer